Exhibit 10.1

[Momenta Pharmaceuticals, Inc. Letterhead]

September 7, 2005

Bennett M. Shapiro

532 LaGuardia Place

Suite 524

New York, NY 10012

Re:  Consulting Agreement — Renewal

Dear Mr. Shapiro:

Reference is made to the Industry Consulting Agreement effective as of October 4, 2004  (the “Agreement”) between Momenta Pharmaceuticals, Inc. (“Company”) and you (“Consultant”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.  The parties hereby amend the Agreement as follows:

1.  Company and Consultant hereby agree to extend the term of the Agreement, as listed in Paragraph 3 of Attachment A, for one additional year, commencing on October 4, 2005 and terminating on October 3, 2006 (the “1st Renewal Period”).  The Agreement may be extended for additional periods by mutual written consent.

2.  As full compensation for the consulting services rendered under the Agreement during the 1st Renewal Period, Company shall grant Consultant, under Company’s 2004 Stock Incentive Plan and standard form of Non-Statutory Agreement, a non-statutory option to purchase, at fair market value on the date of grant, 4,000 shares of the common stock of Company, exercisable within three (3) years of the date of grant.  Subject to any non-renewal or earlier termination of this Agreement, the 4,000 shares shall vest over a one-year period in 12 equal monthly installments, with the first installment vesting one month from the date of grant.

All other terms and conditions of the Agreement shall remain in full force and effect during the 1st Renewal Period.

If the foregoing is in conformity with your understanding, please sign both copies of this letter agreement and return to us for counter-signature, attention:  Lisa Carron Shmerling, Deputy General Counsel.  This letter agreement shall be deemed to be binding and effective, upon the terms specified herein, as of the date of the final signature below.

Very truly yours,

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Susan K. Whoriskey
Susan K. Whoriskey
Vice President, Licensing and Business Development

Agreed and accepted:

By:	/s/ Bennett M. Shapiro
Bennett M. Shapiro

Date:	9/20/05